Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FOURTH QUARTER RESULTS

Positive financial results amid weakening credit conditions

•	Earned $5.1 million of adjusted net income in the fourth quarter, or $0.11 of adjusted earnings per diluted share

•	On a GAAP basis, earned $2.8 million of net income in the fourth quarter, or $0.06 of net income per diluted share, increasing book value per share to $12.00

•	Completed an important step in our depository strategy, entering into a definitive agreement to acquire Southern Commerce Bank, N.A.

•

Amended the terms of certain credit facilities which had the effect of extending maturities, reducing advance rates and the size of the facilities, as well as increasing pricing and certain concentration limits

•	Continued to make new loans to customers with conservative credit profiles and attractive yields

•	Increased loan loss reserves due to deterioration in credit performance reflected in higher levels of non-performing assets

Boston, February 18, 2009 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported adjusted net income for the fourth quarter of 2008 of $5.1 million, or $0.11 per diluted share. On a GAAP basis, the Company reported net income of $2.8 million, or $0.06 per diluted share, which reflected $2.1 million after-tax non-cash equity compensation expense related to the 2006 IPO and $0.3 million to reflect the tax impact of timing differences related to the recognition of losses on a prior asset sale.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“While I am pleased with our operating results and continued strong financial position, the fourth quarter was challenging for our industry as credit conditions worsened amid a sharp decline in the economy,” said Tim Conway, Chairman and Chief Executive Officer. “Constraints on credit availability and continued dislocation in the credit markets also tested the resilience of our funding model as we completed a series of amendments to our credit facilities that required us to reduce leverage, limiting some of our financial flexibility.”

“Despite these headwinds, we continued to benefit from a funding platform with continuing capacity and actions we have taken to position the company to withstand significant economic stress. We also completed an important first step in our depository strategy. Following the expected completion of our acquisition of Southern Commerce Bank, we believe we will be positioned well for the future as the financial services landscape continues to be reshaped.”

Funding and Capital

•

Entered into a definitive agreement to acquire Southern Commerce Bank, N.A., a nationally chartered commercial bank with approximately $235 million of assets and $200 million of deposits as of December 31, 2008. The acquisition is subject to regulatory approval; NewStar has filed an application with the Federal Reserve for approval of the acquisition and to become a bank holding company.

•

Renewed existing warehouse credit facility with Citi, reducing the size from $400 million to $300 million (November 2008). Other key terms amended include an increase in pricing and a reduction in advance rates.

•

Amended existing warehouse credit facility with Wachovia reducing the size from $400 million to $350 million (December 2008). Other key terms amended include an increase to certain industry concentration limits.

•	Amended existing term credit facility with Deutsche Bank reducing the size from $400 million to $250 million (January 2009).
•

Other key terms amended in both the Wachovia and Deutsche Bank facilities include increases in pricing and concentration levels, and decreases in advance rates that were consistent with terms of other recent comparable financing arrangements.

•

Approximately 70% of loan assets continued to be match-funded by existing securitized term debt at attractive, locked-in spreads as of December 31, 2008. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•

Balance sheet leverage was modest at 3.3x as of December 31, 2008 compared to 3.6x as of September 30, 2008. The decrease in leverage was due principally to repayment of advances under credit facilities.

•

Total cash and equivalents as of December 31, 2008 were $134 million, of which $50 million was unrestricted. Unrestricted cash decreased from approximately $133 million at September 30, 2008 due principally to the repayment of advances under the credit facilities and restricted cash decreased from approximately $105 million to $84 million.

Origination Volume

•

Total origination volume for the fourth quarter of 2008 was $44 million, of which $42 million was retained on NewStar’s balance sheet and $2 million was sold to the NewStar Credit Opportunities Fund (NCOF).

•

Credit spreads and amortizing fees on new loans originated in the third quarter continued to improve, with average yields of greater than 660 bps above LIBOR, which is an increase of more than 235bps from the fourth quarter of 2007.

•	Corporate lending represented 100% of the new loan volume in the quarter.

Managed and Owned Loan Portfolios

•

Managed loan portfolio was $3.0 billion as of December 31, 2008 (equal to the level at September 30, 2008), reflecting the net impact of $44 million of new origination, which was offset by prepayments and scheduled amortization of existing loans. Managed loan portfolio was nearly equal to the level at December 31, 2007.

•	Assets managed for the NCOF were $561 million at December 31, 2008, compared to $570 million at September 30, 2008 and $578 million at December 31, 2007.
•	The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of December 31, 2008, no single issuer represented more than

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1% of total assets, and the ten largest issuers comprised approximately 10% of the loan portfolio.
•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 95% invested in 1st lien senior secured loans and debt investments at December 31, 2008.

Net Interest Income / Margin

•

Net interest income before provision for credit losses was $24.4 million for the fourth quarter of 2008 compared to $25.0 million for the third quarter of 2008 and $24.8 million for the fourth quarter of 2007.

•

Net interest margin decreased 11 bps to 3.79% for the fourth quarter of 2008 compared to 3.90% for the third quarter of 2008 and 3.98% for the fourth quarter of 2007 due principally to non-payment of interest income from non-performing assets that was partially offset by an increase in credit spreads on new loans and re-pricing of existing loans.

Non-Interest Income

•	Non-interest income was $8.6 million for the fourth quarter of 2008 compared to $5.5 million for the third quarter of 2008, and $4.0 million for the fourth quarter of 2007.
•

Adjusted non-interest income, excluding the impact of the write-down on the retained residual interest in prior periods, was $8.6 million in the fourth quarter of 2008 compared to $5.5 million in the third quarter of 2008 and $6.4 million in the fourth quarter of 2007.

•

Adjusted non-interest income in the fourth quarter of 2008 consisted primarily of a $4.5 million gain on repurchase of debt, $1.5 million of asset management income, $1.4 million gain on rate protection products sold to clients, $0.3 million of structuring and placement fees, $0.4 million of syndication and agency fees, and $0.1 million of amendment fees.

Loan Credit Quality

•	The provision for credit losses was $17.9 million in the fourth quarter of 2008, up from $12.0 million in the third quarter of 2008.
•	Allowance for credit losses was $54.0 million or 2.25% of loans at December 31, 2008, compared to $44.9 million or 1.87% at September 30, 2008 and $35.5 million or 1.58% at December 31, 2007.
•

Non-accrual loans consisted of six loans with an aggregate outstanding balance of $60.6 million at December 31, 2008 compared to three loans with an aggregate outstanding balance of $26.4 million at September 30, 2008. Additionally, the Company had $7.4 million of other real estate owned (“OREO”) comprised of a single property as of December 31, 2008.

•	Two of the non-accrual loans with an aggregate outstanding balance of $16.6 million as of December 31, 2008 were also delinquent loans.
•	NewStar established $13.2 million of new specific reserves in the fourth quarter of 2008 compared to $11.5 million in the third quarter of 2008.
•

NewStar had net charge-offs of $8.9 million or 1.47% of loans on an annualized basis in the fourth quarter of 2008 compared to $5.3 million or 0.87% of loans on an annualized basis in the prior quarter. Actual net charge-offs in 2008 were 0.82% of loans.

Expenses

•

Operating expenses decreased to $7.9 million in the fourth quarter of 2008 from $8.5 million in the third quarter of 2008 due principally to lower compensation expense, which was partially offset by higher professional fees related to the proposed acquisition of Southern Commerce Bank.

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•	The efficiency ratio for the fourth quarter of 2008 was 24.04%.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-857-6150 approximately 5-10 minutes prior to the call. International callers should dial 719-325-4811. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through February 27, 2009 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 6456261. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, San Diego CA, and Charleston SC. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1600	500 Boylston St., Suite 1600
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance and business, including our proposed acquisition of Southern Commerce Bank and application to become a bank holding company. As such, they are subject to material risks and uncertainties, including receipt of required regulatory approvals to become a bank holding company and acquire Southern Commerce Bank; our limited operating history; the current dislocation in the credit markets and the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally, including increased regulation by the FDIC and OCC if we become a bank holding company.

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More detailed information about these factors is described in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2007 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-K for the year ended December 31, 2008 with the SEC on or before March 16, 2009 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest in these assets; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the assets sold during the second quarter of 2007 and the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the assets sold in the second quarter of 2007 and the retained residual interest) less annualized interest expense as determined under GAAP (excluding interest expense incurred from the assets sold in the second quarter of 2007), divided by average interest earning assets (excluding the assets sold in the second quarter of 2007 and the retained residual interest for the period.)

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the assets sold in the second quarter of 2007 and the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period and the credit facility funding for the assets sold in the second quarter of 2007. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 9 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

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NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	December 31, 2008	September 30, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$50,279	$132,853	$76,155
Restricted cash	84,163	105,231	115,807
Residual interest in securitization	—	—	631
Investments in debt securities, available-for-sale	3,025	4,166	35,498
Loans held-for-sale	—	18,562	112,944
Loans, net	2,328,812	2,342,186	2,201,442
Deferred financing costs, net	21,003	19,181	18,399
Interest receivable	10,608	11,629	14,120
Property and equipment, net	1,252	1,261	1,593
Deferred income taxes, net	31,238	29,374	13,355
Income tax receivable	—	—	4,635
Other assets	41,142	31,078	28,186

Total assets	$2,571,522	$2,695,521	$2,622,765

Liabilities:
Repurchase agreements	$—	$—	$63
Credit facilities	411,267	540,030	677,739
Term debt	1,524,171	1,532,425	1,364,725
Accrued interest payable	9,773	10,168	17,537
Income tax payable	353	1,261	—
Accounts payable	1,049	176	197
Other liabilities	43,354	33,712	59,814

Total liabilities	1,989,967	2,117,772	2,120,075
Total stockholders’ equity	581,555	577,749	502,690

Total liabilities and stockholders’ equity	$2,571,522	$2,695,521	$2,622,765

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	December 31, 2008	September 30, 2008	December 31, 2007
Net interest income:
Interest income	$45,845	$44,903	$55,606
Interest expense	21,445	19,864	30,826

Net interest income	24,400	25,039	24,780
Provision for credit losses	17,930	11,960	8,155

Net interest income after provision for credit losses	6,470	13,079	16,625

Non-interest income:
Fee income	866	725	5,620
Asset management income	1,457	1,699	1,618
Gain (loss) on derivatives	1,366	746	289
Gain (loss) on sale of loans and debt securities	(1)	1,022	(359)
Loss on investments in debt securities	(1)	(6)	(1,976)
Loss on residual interest in securitization	—	—	(2,420)
Other income	4,958	1,350	1,185

Total non-interest income	8,645	5,536	3,957
Operating expenses:
Compensation and benefits	4,172	5,161	11,169
Occupancy and equipment	718	795	835
General and administrative expenses	3,054	2,500	2,667

Total operating expenses	7,944	8,456	14,671

Income before income taxes	7,171	10,159	5,911
Income tax expense	4,417	2,580	4,677

Net income	$2,754	$7,579	$1,234

After tax adjustments to net income:
IPO related compensation and benefits expense(1)	2,102	1,131	1,654
Loss on assets sold and retained residual interest(2)	258	(1,298)	4,240

Adjusted net income	$5,114	$7,412	$7,128

Net income per share:
Basic	$0.06	$0.16	$0.03
Diluted	$0.06	$0.16	$0.03

Weighted average shares outstanding:
Basic	48,510,697	48,525,154	38,812,358
Diluted	48,510,697	48,525,154	38,812,358

Adjusted net income per share:
Basic	$0.11	$0.15	$0.18
Diluted	$0.11	$0.15	$0.18

Adjusted weighted average shares outstanding:
Basic	48,510,697	48,525,154	38,812,358
Diluted	48,510,697	48,525,154	38,812,358

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

($ in thousands, except per share amounts)	Year Ended December 31,
	2008	2007
Net interest income:
Interest income	$188,770	$204,295
Interest expense	86,216	109,703

Net interest income	102,554	94,592
Provision for credit losses	38,224	19,510

Net interest income after provision for credit losses	64,330	75,082

Non-interest income:
Fee income	4,518	15,797
Asset management income	6,283	5,304
Gain on derivatives	2,157	777
Gain (loss) on sale of loans and debt securities	282	(4,615)
Loss on investments in debt securities	(932)	(20,303)
Loss on residual interest in securitization	(631)	(30,556)
Other income	7,253	5,420

Total non-interest income	18,930	(28,176)

Operating expenses:
Compensation and benefits	30,413	45,364
Occupancy and equipment	3,286	2,718
General and administrative expenses	11,090	9,412

Total operating expenses	44,789	57,494

Income (loss) before income taxes	38,471	(10,588)
Income tax expense (benefit)	16,073	(1,949)

Net income (loss)	$22,398	$(8,639)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense(1)	5,938	8,882
Loss on assets sold and retained residual interest(2)	(679)	31,026
Net interest income earned on assets sold and retained residual interest(3)	—	(2,860)

Adjusted net income	$27,657	$28,409

Net income (loss) per share:
Basic	$0.46	$(0.23)
Diluted	$0.46	$(0.23)

Weighted average shares outstanding:
Basic	48,340,067	36,904,222
Diluted	48,340,067	36,904,222

Adjusted net income per share:
Basic	$0.57	$0.77
Diluted	$0.57	$0.76

Adjusted weighted average shares outstanding:
Basic	48,340,067	36,904,222
Diluted	48,340,067	37,217,658

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.
(3)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

($ in thousands, except per share amounts)	Three Months Ended
December 31, 2008	September 30, 2008	December 31, 2007
Performance Ratios:
Return on average assets	0.42%	1.15%	0.19%
Return on average equity	1.88	5.26	1.05
Net interest margin, before provision	3.79	3.90	3.98
Efficiency ratio	24.04	27.66	51.05
Loan portfolio yield	7.40	7.32	9.28

Credit Quality Ratios:
Delinquent loan rate (at period end)	0.69%	—%	—%
Non-accrual loan rate (at period end)	2.52	1.10	0.97
Annualized net charge off rate	1.47	0.87	0.81
Allowance for credit losses ratio (at period end)	2.25	1.87	1.58

Capital and Leverage Ratios:
Tier 1 risk-based capital(1)	21.86%	N/A	N/A
Total risk-based capital(2)	23.12	N/A	N/A
Equity to assets	22.62	21.43%	19.17%
Debt to equity	3.33	x	3.59	x	4.06	x
Book value per share	$12.00	$11.91	$11.58

Average Balances:
Loans and other debt products, gross	$2,431,109	$2,398,212	$2,304,028
Interest earning assets	2,560,126	2,551,689	2,471,037
Total assets	2,613,730	2,628,428	2,522,382
Interest bearing liabilities	1,966,631	1,958,274	1,992,228
Equity	582,630	573,642	466,266

Allowance for credit loss activity:
Balance as of beginning of period	$44,933	$38,223	$31,925
General provision for credit losses	4,726	499	3,563
Specific provision for credit losses	13,204	11,461	4,592
Net charge offs	(8,886)	(5,250)	(4,593)

Balance as of end of period	$53,977	$44,933	$35,487

Supplemental Data (at period end):
Investments in debt securities, gross	$6,839	$6,887	$38,787
Loans held-for-sale, gross	—	19,012	115,055
Loans held-for-investment, gross	2,402,309	2,406,520	2,248,480

Loans and investments in debt securities, gross	2,409,148	2,432,419	2,402,322
Unused lines of credit	339,230	370,704	454,837
Standby letters of credit	32,358	32,079	20,382

Total funding commitments	$2,780,736	$2,835,202	$2,877,541

Loan portfolio	$2,409,148	$2,432,419	$2,402,322
Loans owned by NewStar Credit Opportunities Fund	561,241	569,612	578,272

Managed loan portfolio	$2,970,389	$3,002,031	$2,980,594

Loans held-for-sale, gross	$—	$19,012	$115,055
Loans held-for-investment, gross	2,402,309	2,406,520	2,248,480

Total loans, gross	2,402,309	2,425,532	2,363,535
Deferred fees, net	(20,998)	(21,241)	(15,762)
Allowance for loan losses—general	(36,786)	(32,148)	(28,795)
Allowance for loan losses—specific	(15,713)	(11,395)	(4,592)

Total loans, net	$2,328,812	$2,360,748	$2,314,386

(1)	Tier 1 risk-based capital ratio is defined as Tier 1 capital divided by risk weighted assets.
(2)	Total risk-based capital ratio is defined as the sum of Tier 1 capital and Tier 2 capital divided by risk weighted assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

($ in thousands, except per share amounts)	Year Ended December 31,
	2008	2007
Performance Ratios:
Return on average assets	0.86%	(0.39)%
Return on average equity	3.96	(1.97)
Net interest margin, before provision	4.02	4.23
Efficiency ratio	36.87	86.57
Loan portfolio yield	7.67	9.63

Credit Quality Ratio:
Net charge off rate	0.82%	0.81%

Average Balances:
Loans and other debt products, gross	$2,415,436	$2,038,678
Interest earning assets	2,551,602	2,234,916
Total assets	2,612,285	2,243,524
Interest bearing liabilities	1,962,796	1,767,993
Equity	566,173	439,650

Allowance for credit loss activity:
Balance as of beginning of period	$35,487	$20,570
General provision for credit losses	7,369	10,518
Specific provision for credit losses	30,855	8,992
Net charge offs	(19,734)	(4,593)

Balance as of end of period	$53,977	$35,487

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

($ in thousands)	Adjusted
	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Performance Ratios:
Return on average assets	0.78%	1.12%	1.12%
Return on average equity	3.49	5.14	6.07
Efficiency ratio	19.32	22.70	35.65
Net interest margin, before provision	3.79	3.90	3.98
Yield on interest earning assets	7.12	7.00	8.93

Credit Quality and Leverage Ratios (at period end):
Equity to assets	22.53	21.43	19.17

Consolidated Statement of Operations Adjustments(1):
Non-interest income	$8,645	$5,536	$3,957
Plus: loss on assets sold and retained residual interest(2)	—	—	2,420

Adjusted non-interest income	$8,645	$5,536	$6,377

Operating expenses	$7,944	$8,456	$14,671
Less:
IPO related compensation and benefits expense(3)	1,561	1,517	2,632
Expenses resulting from sale of assets(2)	—	—	931

Adjusted operating expenses	$6,383	$6,939	$11,108

Average Balances:
Assets	$2,613,730	$2,628,428	$2,522,382
Less: assets sold and residual interest(2)	—	—	1,841

Adjusted assets	$2,613,730	$2,628,428	$2,520,541

Interest earning assets	$2,560,126	$2,551,689	$2,471,037
Less: assets sold and residual interest(2)	—	—	1,841

Adjusted interest earning assets	$2,560,126	$2,551,689	$2,469,196

Consolidated Balance Sheet Adjustments
Assets	$2,571,522	$2,695,521	$2,622,765
Less: assets sold and residual interest(2)	—	—	631

Adjusted assets	$2,571,522	$2,695,521	$2,622,134

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

($ in thousands)	Adjusted
	Year Ended December 31,
	2008	2007
Performance Ratios:
Return on average assets	1.06%	1.33%
Return on average equity	4.88	6.46
Efficiency ratio	31.39	39.46
Net interest margin, before provision	4.02	4.21
Yield on interest earning assets	7.40	9.14
Cost of funds	4.39	6.21

Consolidated Statement of Operations Adjustments(1):
Interest income	$188,770	$204,295
Less: interest income earned on assets sold and retained residual interest(2)	—	9,458

Adjusted interest income	$188,770	$194,837

Interest expense	$86,216	$109,703
Less: interest expense related to assets sold(2)	—	4,620

Adjusted interest expense	$86,216	$105,083

Non-interest income	$18,930	$(28,176)
Plus: loss on assets sold and retained residual interest(2)	631	47,743

Adjusted non-interest income	$19,561	$19,567

Operating expenses	$44,789	$57,494

Less:
IPO related compensation and benefits expense(3)	6,452	13,424
Expenses resulting from the sale of assets(2)	—	931

Adjusted operating expenses	$38,337	$43,139

Average Balances:
Assets	$2,612,285	$2,243,524
Less: assets sold and residual interest(2)	232	103,248

Adjusted assets	$2,612,053	$2,140,276

Interest earning assets	$2,551,602	$2,234,916
Less: assets sold and residual interest(2)	232	103,248

Adjusted interest earning assets	$2,551,370	$2,131,668

Interest bearing liabilities	$1,962,796	$1,767,993
Less: credit facility funding for assets sold(2)	—	74,667

Adjusted interest bearing liabilities	$1,962,796	$1,693,326

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2008		September 30, 2008		December 31, 2007
Portfolio Data:
First mortgage	$370,810	15.4%	$365,758	15.0%	$353,755	14.7%
Senior secured asset-based	40,969	1.7	42,830	1.8	56,988	2.4
Senior secured cash flow	1,884,862	78.2	1,905,906	78.4	1,829,734	76.2
Senior subordinated asset-based	64,000	2.7	70,075	2.9	110,719	4.6
Senior subordinated cash flow	8,182	0.3	8,183	0.3	14,352	0.6
Second lien	33,086	1.4	32,888	1.3	32,295	1.3
Mezzanine/subordinated	7,083	0.3	6,779	0.3	4,479	0.2

Total	$2,408,992	100.0%	$2,432,419	100.0%	$2,402,322	100.0%

Middle Market Corporate	$2,016,291	83.7%	$2,044,945	84.1%	$2,021,559	84.1%
Commercial Real Estate	392,701	16.3	387,474	15.9	380,763	15.9

Total	$2,408,992	100.0%	$2,432,419	100.0%	$2,402,322	100.0%